UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2018

NantHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Jefferson Blvd

Culver City, California

90232

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2018, Paul Holt, the Chief Financial Officer of NantHealth, Inc. (the “Company”), notified the Company of his intention to resign, effective as of September 11, 2018. Mr. Holt’s resignation is for personal reasons and not the result of any disagreement with the Company or its auditors. To help facilitate an orderly transition of responsibilities, the Company and Mr. Holt have entered into a Transition Agreement and Release under which Mr. Holt will assist, and provide transition support services to, the Company through December 31, 2018 in exchange for receiving $12,000 per month beginning in September 2018. The Company’s Board of Directors (“Board”) is in the process of selecting an interim Chief Financial Officer to begin serving upon the effective date of Mr. Holt’s resignation, and the Board intends to conduct a search for a permanent appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong
Chief Executive Officer

Date: August 23, 2018